U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 18, 2004



                        STREICHER MOBILE FUELING, INC.
            (Exact name of registrant as specified in its charter)



                                   Florida
                (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



                  Streicher Mobile Fueling, Inc.
                  800 W. Cypress Creek Rd., Suite 580
                  Fort Lauderdale, Florida                  33309

               (Address of principal executive office)   (Zip Code)



Registrant's telephone number, including area code:  (954) 308-4200

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Streicher Mobile Fueling, Inc., the Registrant, issued a press release on May 18, 2004, reporting operating results for the third fiscal quarter ended March 31, 2004. The text of that press release is as follows:

SMFStreicher Mobile Fueling, Inc.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
CONTACT:    RICHARD E. GATHRIGHT                      KEVIN MCGRATH
            CHAIRMAN AND CHIEF EXECUTIVE OFFICER      CAMERON ASSOCIATES, INC.
            954-308-4200                              212-245-8800



                    STREICHER MOBILE FUELING REPORTS RESULTS
                     FOR THIRD QUARTER ENDED MARCH 31, 2004

FT. LAUDERDALE, FL, MAY 18, 2004 - STREICHER MOBILE FUELING, INC. (NASDAQ: FUEL and FUELW), an outsourcing value added refueling and fuel management service for vehicle and equipment fleets, today announced the results for the three and nine months ended March 31, 2004 as follows:

                (All amounts in 000's, except per share data)

                                         (Unaudited)        (Unaudited)

                                       3 Months Ended      9 Months Ended
                                     3/31/04   3/31/03   3/31/04   3/31/03

  Total Revenues                    $ 22,906  $ 19,469  $ 63,458  $ 53,834
  Gross Profit                      $    976  $    889  $  2,872  $  3,026
  Operating Income (loss)(1)        $   (120) $   (272) $    348  $   (591)
  Net Loss                          $   (465) $   (501) $   (641) $ (1,256)
  EBITDA (2)                        $    211  $     74  $  1,346  $    464
  Basic and Diluted Net Loss Per
    Share                           $  (0.06) $  (0.07) $  (0.09) $  (0.17)

  Basic and Diluted Weighted
    Average Shares Outstanding         7,248     7,220     7,248     7,217

  Gallons of Fuel Delivered           13,315    11,496    40,332    34,863

     (1) Includes $757,000 gain on extinguishment of debt during the first quarter ended September 30, 2003
     (2)  Earnings before interest, taxes, depreciation and amortization

Since June 30, 2003, the Company has added, on an annualized basis, approximately 8.0 million gallons of net new business, which would, if sustained, result in an expected 55.0 million gallons delivered for the year ending June 30, 2004, a 16% increase over the 47.5 million gallons delivered in the fiscal year 2003.

For the nine months ended March 31, 2004, the net margin per gallon was 9.3 cents per gallon compared to 11.5 cents per gallon in fiscal 2003. The Company attributes the lower net margin per gallon this year to two factors: (1) a lower average service charge per gallon; and (2) higher direct operating costs (including personnel training and equipment relocation expense) arising from the Company's expansion in existing markets and into new markets. The lower average service charge per gallon was originally caused by aggressive price-cutting by a financially distressed competitor, which has since discontinued business. Management believes that this residual effect lingers because of steadily rising fuel prices, which have put pressure on mobile fueling customers to control costs by resisting service fee increases. The Company continues to believe, however, that pricing for mobile fueling services will increase as existing and potential customers better recognize that the Company's service fees represent a cost savings to refueling alternatives.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased by over $135,000 and $875,000 in the three and nine-month periods compared to a year ago. The Company's increased EBITDA in the current periods reflects improvement in cash flow generated by the Company before debt service payments and capital expenditures. EBITDA is a key indicator used by management and the financial community to gauge the Company's financial performance and utilization of its capital resources. Cash and cash availability under the Company's $10 million bank line of credit also increased from $390,000 at June 30, 2003 to $3,512,000 at March 31, 2004.

Richard E. Gathright, Chairman, CEO and President of the Company commented,

      "We continue to expand the business by adding new customers in our existing markets and by opening up new geographical regions and contiguous cities. During April 2004, the Company extended its operations in North Carolina to additional cities and commenced service in the State of Maryland. Our business is now being conducted from 17 locations in seven states allowing us to offer multiple market service to an increasing number of its customers. As this expansion program progresses, the Company is pursuing business alliances to better utilize its asset base, absorb fixed operating costs and leverage management expertise, including providing logistical services to third parties for supply and distribution of petroleum products. We are also actively looking at potential acquisitions which would be complementary to our existing business, and expand our product line and customer base."

ABOUT STREICHER MOBILE FUELING, INC.

      The Company provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. Its specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive service fees and fuel prices. The Company's proprietary electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. The Company conducts operations from 17 locations serving metropolitan markets in California, Florida, Georgia, Maryland, North Carolina, Tennessee, Texas, Virginia and Washington, D.C.

FORWARD LOOKING STATEMENTS

      This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future financial performance of the Company are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.

                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  May 18, 2004                       STREICHER MOBILE FUELING, INC.



                                          By:   /S/RICHARD E. GATHRIGHT
                                                -------------------------------
                                                Richard E. Gathright, President